Exhibit 10.14

Lonza

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS AMENDMENT is made on the 9th day of June 2017

BETWEEN

1.	LONZA SALES AG of Muenchensteinerstrasse 38, Ch-4002 Basel, Switzerland (“Lonza”) and

2.	FORTY SEVEN INC. of 1490 O’Brien Drive, Suite A, Menlo Park, CA 94025, USA (“Forty Seven”)

WHEREAS

A.	Forty Seven and Lonza have entered into an agreement dated 26 August 2010 for certain development services, as amended (“Prior MSA”) and an assigned capacity and manufacturing agreement dated 30 August 2016 (the “Agreement”), as amended, under which Lonza is required to perform Services relating to the Cell line and Product, all as described therein.

B.	The Parties have entered into certain statements of work (“SOW”) and amendments for Services performed under the Prior MSA.

C.	The Parties now intend that any current statements of work (“SOW”) under the Prior MSA shall be completed in accordance with the terms agreed in such SOW, whereupon such sows and Prior MSA shall automatically terminate and agree that any future Services to be performed by Lonza from the date set out in this Amendment shall be subject to the terms and conditions of the Agreement, as amended.

NOW THEREFORE it is agreed hereby by the Parties to amend the Agreement as follows:

1.	Clause 1 of the Agreement shall be amended to include the following definitions:

“Batch” means the Product derived from a single run of the Manufacturing Process at the Facility at 1,000 litre scale and or a Pilot batch to be performed at a scale described in the Project Plan, and associated analytical testing required for the release of the Product.

“Commencement Date” shall mean the date of commencement of the Services and in case of manufacture any Batch shall mean the date of removal of the vial of cells from frozen storage for the production of such Batch.

“Development Services” means (i) those stages and aspects of the Services relating to Cell Line construction and Manufacturing Process development prior to scale up and manufacture of the Pilot Batch and (ii) those stages and aspects of the Services relating to drug product formulation development and fill-finish development prior to drug product production. For clarity, Development Services excludes the manufacture of Pilot Batches and cGMP Batches.

“Pilot Batch” means a Batch of Product designated as a pilot batch which shall not comply with cGMP.

“Project Plan” means the plan(s) describing the Services to be performed by Lonza under this Agreement, including any update and amendment of the Project Plan to which the Parties may agree from time to time.

“Price” means the price for the Services and Products as set out in the Project Plan.

Lonza

2.	Clause 2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

(a)	cGMP Batches. With respect to the cGMP Batches of Product manufactured, it is agreed that Lonza shall manufacture the cGMP Batches of Product to meet the Specification provided that there shall be no obligation (other than to use commercially reasonable efforts) to meet the Specification in respect of the first [*] cGMP Batches of Product manufactured, or in respect of the first [*] cGMP Batches of Product manufactured following any change in the process for such Product agreed to or requested by Forty Seven.

(b)	Pilot Batches Lonza shall manufacture Pilot Batches in accordance with the applicable Project Plan, but shall have no obligation (other than to use commercially reasonable efforts) to meet Specification or comply with cGMP in relation to Pilot Batches.

3.	Clause 6.5 of the Agreement shall be deleted in its entirety and replaced with the following:

6.5	(a) Cancellation of cGMP Batches. If Forty Seven cancels any cGMP Batch it shall not receive any refund or rebate of the Suite Fee (except as set forth in this Clause 6.5 (a) or Clause 6.7). In addition, Forty Seven shall pay for all costs associated with the cancelled cGMP Batch that Lonza has incurred, or is irrevocably committed to pay, including the costs of Raw Materials and the Raw Materials Fee, in accordance with Clause 2.6. Lonza shall use commercially reasonable efforts to sell all or any part of the Assigned Capacity that Forty Seven has notified Lonza that it does not wish to use, but Lonza does not make any commitment, warranty or representation that it will be successful in finding any Third Party customer (existing or new) to fill such excess Assigned Capacity. If Lonza is able to sell all or any part of such excess Assigned Capacity to a Third Party, Lonza shall refund to Forty Seven [*] the Suite Fee for such year with respect to each manufacturing slot Lonza is able to sell to a Third Party. In addition, Forty Seven may refer potential Third Party customers to Lonza in respect of any such excess Assigned Capacity, provided that Lonza shall at all times have the sole and absolute discretion whether or not it decides to enter into discussions with such referred Third Party customers.

(b) Delay of Development Services. Forty Seven may delay the commencement of any part of the Development Services of a Project Plan upon written notice to Lonza. If Forty Seven delays the commencement of any part of the Development Services for any reason; (i) which is not arising from an agreed technical or scientific concern regarding the Product and (ii) such delay impacts the commencement of any or all of the Development Services for Forty Seven, then this shall be deemed a cancellation in accordance with the provisions of Clause 6.5 (b)(i) below, and Forty Seven shall pay Lonza a cancellation fee equal to [*] of the Price of those Development Services for which Lonza was to perform for such Project Plan in the [*] period following such request to delay commencement of the Development Services.

(i)	In the event that Forty Seven wishes to cancel any part of the Development Services and provides written notice of cancellation to Lonza less than or equal to [*] prior to commencement of such Development Services, then Forty Seven shall pay Lonza a cancellation fee equal to [*] of the Price of such cancelled Development Services;

(c)	Cancellation of Pilot Batch. If Forty Seven provides written notice of cancellation to Lonza less than or equal to [*] prior to the Commencement Date of one or more Pilot Batch, then [*] of the Batch Price of each such Pilot Batch cancelled is payable;

4.	Clause 8.5.1 of the Agreement shall be deleted in its entirety and replaced with the following:

8.5.1

Signature Fee and Suite Fee. The Signature Fee shall be immediately payable by the Forty Seven upon signing this Agreement. The Suite Fee shall be payable in [*] installments each year, with the first payment due on [*] and the second payment due on [*] and thereafter payable [*] during the Term. Subject to clause 14, Forty Seven will pay the Suite Fee to Lonza for the Term of this Agreement. In relation to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Lonza

all other Services, including but not limited to the Development Services and manufacture of Pilot Batches, Lonza shall issue invoices to Forty Seven for [*] of the Price upon commencement of such Services and [*] upon completion of the applicable Services, unless otherwise set out and agreed in the Project Plan.

5.	The following sub-clause shall be additionally included in Clause 8.5 of the Agreement:

8.5.4	Payment of Cancellation Fee. The applicable cancellation fee as set out in this Agreement shall apply to all Batches (including Pilot Batches) and Development Services. Such cancellation fee shall be payable within [*] days following the written notice of cancellation associated with the cancelled Batch and/or Development Services. In addition to the cancellation fees, Forty Seven shall pay for all costs associated with the cancelled Batch and/or Development Services that Lonza has incurred, or is irrevocably committed to pay, including the costs of Raw Materials and the Raw Materials Fee.

6.	Clause 12.4 of the Agreement shall be deleted in its entirety and replaced with the following:

12.4	DISCLAIMER OF CERTAIN DAMAGES. SUBJECT ALWAYS TO CLAUSE 12.6, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY AND/OR ANY OF THE OTHER PARTY’S AFFILIATES AND/OR ANY OF THE OTHER PARTY’S INDEMNITEES (IN EACH CASE WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE HOWSOEVER ARISING) FOR ANY LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF GOODWILL, LOSS OF REPUTATION, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, PROVIDED THAT THIS SHALL NOT PRECLUDE ANY CLAIM BY LONZA FOR ANY UNPAID INVOICES AND/OR CANCELLATION FEE.

7.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed by their representatives thereunto duly authorised as of the day and year first written.

Signed for and on behalf of	/s/ Nadia Zieger
LONZA SALES AG	Nadia Zieger
Associate Director
Key Account Management TITLE

Signed for and on behalf of	/s/ Raffael Beck
LONZA SALES AG	Raffael Beck
Legal Counsel TITLE

Signed for and on behalf of	/s/ Craig S. Gibbs
FORTY SEVEN INC	Craig S. Gibbs
Chief Business Offizer TITLE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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